Exhibit (A)(9)

State of Delaware

Certificate of Correction

of a Limited Liability Company

to be filed pursuant to Section 18-211(a)

1.	The name of the Limited Liability Company is:	Lyondell Refining LLC
.

2.	That a Certificate of Certificate of Merger was filed by the Secretary of State of Delaware on 12/19/2006, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.	The inaccuracy or defect of said Certificate is: (must give specific reason)
Article Fifth: Article One of the Certificate of Formation of Lyondell Refining GP, LLC shall be amended at the Effective Time of the Merger to state, in its entirety, as follows:
“Article One The name of the Delaware limited liability company formed hereby is
Lyondell Refining LLC.”

4.	The Certificate is hereby corrected to read as follows: Article Fifth: Article One of the Certificate of Formation of Lyondell Refining GP, LLC shall be amended at the Effective Time of the Merger to state, in its entirety, as follows:
“Article One The name of the Delaware limited liability company formed hereby is
Lyondell Refining I LLC.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 29th day of December, A.D. 2006.

By:	/s/ Francis P. McGrail
Authorized Person

Name:	Francis P. McGrail, President of
Print or Type Lyondell Refining GP, LLC

DE113 - 8/23/05 CT System Online

CERTIFICATE OF MERGER

MERGING

LRP HOLDINGS LP LLC

(a Delaware Limited Liability Company)

And

LYONDELL REFINING PARTNERS, LP

(a Delaware Limited Partnership)

WITH AND INTO

LYONDELL REFINING GP, LLC

(a Delaware Limited Liability Company)

Pursuant to the Delaware Limited Liability Company Act (“DLLCA) and the Delaware Revised Uniform Limited Partnership Act (“DLPA), Lyondell Refining GP, LLC, a Delaware limited liability company (“Refining GP”), hereby certifies as follows:

FIRST: The name and state of domicile of each of the constituent entities to the merger is as follows:

Name	State of Domicile
LRP Holdings LP LLC	Delaware
Lyondell Refining Partners, LP	Delaware
Lyondell Refining GP, LLC	Delaware

SECOND: The Agreement and Plan of Merger dated as of December 19, 2006 among Refining GP, LRP Holdings LP LLC, a Delaware limited liability company (“LRP”) and Lyondell Refining Partners, LP, a Delaware limited partnership (“the Partnership”) has been approved, adopted, certified, executed and acknowledged, in accordance with the provisions of Section 18-209 of the DLLCA and Section 17-211 of the DLPA.

THIRD: The name of the surviving entity is Lyondell Refining GP, LLC (“Surviving Entity”), and it will continue in existence under the laws of the State of Delaware.

FOURTH: The merger shall become effective at 12:01 a.m. Eastern Standard Time on January 1, 2007 (“Effective Time of the Merger”).

G:Legal\fm\corpsec\mergers\Cert of Merger LRP Holdings LP LLC and Lyo Refining Partners LP into Lyo Refining GP LLC

FIFTH: Article One of the Certificate of Formation of Lyondell Refining GP, LLC shall be amended at the Effective Time of the Merger to state, in its entirety, as follows:

“Article One

The name of the Delaware limited liability company formed hereby is Lyondell Refining LLC.”

That the Certificate of Formation, as so amended, will become and thereafter remain, until changed in accordance with applicable law, the Certificate of Formation of the Surviving Entity.

SIXTH: The Agreement and Plan of Merger is on file at Two Greenville Crossing, 4001 Kennett Pike, Suite 238, Greenville, Delaware 19807, a place of business of the Surviving Entity.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Entity, on request and without cost, to any member of Lyondell Refining GP, LLC, or LRP Holdings LP LLC, or any partner of Lyondell Refining Partners, LP.

IN WITNESS WHEREOF, each of the undersigned has caused this Certificate of Merger to be executed on its behalf on December 19, 2006.

LYONDELL REFINING GP, LLC

By:
Francis P. McGrail
President

LYONDELL REFINING PARTNERS, LP
By:	Lyondell Refining GP, LLC its Sole General Partner

By:
Francis P. McGrail President

LRP HOLDINGS LP LLC
By:	Lyondell Chemical Company Its Sole Member

By:
Gerald A. O’Brien
Vice President and Deputy General Counsel

G:Legal\fm\corpsec\mergers\Cert of Merger LRP Holdings LP LLC and Lyo Refining Partners LP into Lyo Refining GP LLC

FIFTH: Article One of the Certificate of Formation of Lyondell Refining GP, LLC shall be amended at the Effective Time of the Merger to state, in its entirety, as follows:

“Article One

The name of the Delaware limited liability company formed hereby is Lyondell Refining LLC.”

That the Certificate of Formation, as so amended, will become and thereafter remain, until changed in accordance with applicable law, the Certificate of Formation of the Surviving Entity.

SIXTH: The Agreement and Plan of Merger is on file at Two Greenville Crossing, 4001 Kennett Pike, Greenville, Delaware 19807 a place of business of the Surviving Entity.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Entity, on request and without cost, to any member of Lyondell Refining GP, LLC, or LRP Holdings LP LLC, or any partner of Lyondell Refining Partners, LP.

IN WITNESS WHEREOF, each of the undersigned has caused this Certificate of Merger to be executed on its behalf on December 19, 2006.

LYONDELL REFINING GP, LLC

By:
Francis P. McGrail
President

LYONDELL REFINING PARTNERS, LP
By:	Lyondell Refining GP, LLC its Sole General Partner

By:
Francis P. McGrail President

LRP HOLDINGS LP LLC
By:	Lyondell Chemical Company Its Sole Member

By:
Gerald A. O’Brien
Vice President and Deputy General Counsel

G:Legal\fm\corpsec\mergers\Cert of Merger LRP Holdings LP LLC and Lyo Refining Partners LP into Lyo Refining GP LLC

CERTIFICATE OF FORMATION

OF

LYONDELL REFINING GP, LLC

This Certificate of Formation of Lyondell Refining GP, LLC (the “Company”) is being executed and filed by the undersigned authorized person for the purpose of forming a limited liability company under the Delaware Limited Liability Company Act.

Article One

The name of the Delaware limited liability company formed hereby is Lyondell Refining GP, LLC.

Article Two

The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on December 26, 2002.

Authorized Person

LYONDELL CHEMICAL COMPANY

By:
Allen C. Holmes
Vice President, Tax and Real Estate

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